ARTICLES OF MERGER
                               OF
                   INTERNATIONAL BRANDS, INC.
                      a Nevada corporation
                                   and
                        TELE SPECIAL.COM
                      a Nevada corporation



     The undersigned corporations, INTERNATIONAL BRANDS, INC., a Nevada corporation ("IBI"), and TELE SPECIAL.COM, a Nevada corporation ("TSC"), do hereby certify:

     1. TSC is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 9, 1999.

     2. IBI is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on February 3, 1981.

     3. TSC and IBI are parties to a Merger Agreement, pursuant to which TSC will be merged with and into IBI. Upon completion of the merger IBI will be the surviving corporation in the merger and TSC will be dissolved. Pursuant to the Merger Agreement the stockholders of TSC will receive stock in IBI.

     4. The Articles of Incorporation and Bylaws of IBI as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of January 12, 2000 which sets forth the plan of merger providing for the merger of TSC with and into IBI is on file at the corporate offices of IBI.

     6. A copy of the Agreement and Plan of Merger will be furnished by IBI on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of TSC at a meeting held January 12, 2000.

     8.           TSC   has  5,000,000  shares  of  common  stock   issued,
outstanding and entitled to vote on the merger. At a meeting of the Shareholders of TSC held , January 12, 2000, 5,000,000 shares voted in favor of the merger.

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     9.        The plan of merger as set forth in the Agreement and Plan of
Merger, was approved by a Unanimous Consent of the Board of Directors of IBI dated January 12, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of IBI is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of TSC shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Las Vegas, Nevada on January 12, 2000.


INTERNATIONAL BRANDS, INC.                 TELE SPECIAL.COM
a Nevada corporation                       a Nevada corporation


By/s/ Steven Zubkis                          By/s/ Anthony DeMint
     Steven Zubkis, President & Secretary    Anthony DeMint, President &
                                             Secretary




STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On January 12, 2000 before me, a Notary Public, personally appeared STEVEN ZUBKIS who is the President and Secretary of INTERNATIONAL BRANDS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On January 12, 2000 before me, a Notary Public, personally appeared ANTHONY DEMINTwho is the President and Secretary of Tele Special.Com, and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public